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                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Arris Pharmaceutical Corporation for the registration of 161,418 shares of its Common Stock and to the incorporation by reference therein of our reports dated April 18, 1994 and March 31, 1995 with respect to the financial statements of Khepri Pharmaceuticals, Inc. included in Arris' Current Report on Form 8-K filed on January 5, 1996, as amended by Amendment No. 1 on Form 8-K/A dated February 2, 1996, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP


Palo Alto, California
July 29, 1996